FORM 10f-3      FUND:  PW Growth

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.      Issuer:  Washington Mutual

2.      Date of Purchase:  1/22/97

3.      Date offering commenced:  1/22/97

4.      Underwriters from whom purchased:  Merrill Lynch

5. "Affiliated Underwriter" managing or participating in syndicate: PaineWebber

6.      Aggregate principal amount of purchase:  $641,250

7.      Aggregate principal amount of offering:  $692,977,500

8.      Purchase price (net of fees and expenses):  $47.50

9.      Initial public offering price:  $47.50

10.     Commission, spread or profit:   %       $0.57

11.     Have the following conditions been satisfied?              YES     NO
	 a. The securities are part of an issue
	    registered under the Securities Act of
	    1933 which is being offered to the
	    public or are "municipal securities" as
	    defined in Section 3(a)(29) of the Securities
	    Exchange Act of 1934.                                    X    ___

	 b. The securities were purchased prior to the end of the end first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.X___

	 c. The underwriting was a firm commitment underwriting.     X   ___

	 d. The commission, spread or profit was reasonable
	    and fair in relation to that being received by
	    others for underwriting similar securities during
	    the same period.                                         X   ___

	 e. (1)  If securities are registered under the
	    Securities Act of 1933, the issuer of the
	    securities and its predecessor have been in
	    continuous operation for not less than three years.      X   ___

	    (2)   If securities are municipal  securities,
	    the issue of securities has received an  investment
	    grade rating from  a nationally recognized
	    statistical  rating organization or, if the
	    issuer or entity supplying the  revenues from
	    which the issue is to be paid shall have been in
	    continuous operation for less than  three years
	    (including any predecessor), the issue has received
	    one of the three  highest ratings from at least
	    one such rating organization.                           N/A   ___

	 f. The amount of such securities purchased by all of the investment companies advised by Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.X___

	 g. The purchase price was less than 3% of the Fund's
	    total assets.                                            X    ___

	 h. No Affiliated Underwriter was a direct or indirect
	    participant in or beneficiary of the sale or, with
	    respect to municipal securities, no purchases were
	    designated as group sales or otherwise allocated to
	    the account of any Affiliated Underwriter.               X    ___

      Approved:  Ellen R. Harris                   Date:   1/29/97

FORM 10f-3      FUND:  PW Growth

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.      Issuer:  Yurie Systems.

2.      Date of Purchase:  2/5/97

3.      Date offering commenced:  2/5/97

4.      Underwriters from whom purchased:  Alex Brown

5. "Affiliated Underwriter" managing or participating in syndicate: PaineWebber

6.      Aggregate principal amount of purchase:  $96,000

7.      Aggregate principal amount of offering:  $48,000,000

8.      Purchase price (net of fees and expenses):  $12

9.      Initial public offering price:  $12

10.     Commission, spread or profit:   %       $0.47

11.     Have the following conditions been satisfied?          YES    NO

	a. The securities are part of an issue registered
	under the Securities Act of 1933 which is being
	offered to the public or are "municipal securities"
	as defined in Section 3(a)(29) of the Securities
	Exchange Act of 1934.                                    X    ___

	b. The securities were purchased prior to the end of the end first full business day of the offering at not more than the initial offering price (or, if a rights offering, , the securities were purchased on or before the fourth day preceding the day on which the offering terminated.X___

	c. The underwriting was a firm commitment underwriting.  X    ___

	d. The commission, spread or profit was reasonable
	and fair in relation to that being received by others
	for underwriting similar securities during the same
	period.                                                  X    ___

	e.(1) If securities are registered under the Securities
	Act of 1933, the issuer of the securities and its
	predecessor have been in continuous operation for not
	less than three years.                                   X    ___

	(2) If securities are municipal  securities,  the
	issue of securities has received an  investment grade
	rating from  a nationally recognized statistical
	rating organization or, if the  issuer or entity
	supplying the  revenues from which the issue is to
	be paid shall have been in  continuous operation for
	less than three years (including any predecessor),
	the issue has received one of the three  highest
	ratings from at least one such rating organization.     N/A  ___

	f. The amount of such securities purchased by all
	of the investment companies advised by Mitchell
	Hutchins did not exceed 4% of the principal amount
	of the offering or $500,000 in principal amount,
	whichever is greater, provided that in no event
	did such amount exceed 10% of the principal amount
	of the offering.                                         X   ___

	g. The purchase price was less than 3% of the
	Fund's total assets.                                     X   ___

	h. No Affiliated Underwriter was a direct or
	indirect participant in or beneficiary of the
	sale or, with respect to municipal securities,
	no purchases were designated as group sales
	or otherwise allocated to the account of any
	Affiliated Underwriter.                                  X   ___

	Approved: Ellen R. Harris                    Date:   2/5/97

FORM 10f-3      FUND:  PW Growth

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.   Issuer:  Samonite

2.   Date of Purchase:  2/6/97

3.   Date offering commenced:  2/6/97

4.   Underwriters from whom purchased:  Merrill Lynch

5.   "Affiliated Underwriter" managing or participating

     in syndicate:  PaineWebber

6.   Aggregate principal amount of purchase:  $352,800

7.   Aggregate principal amount of offering:  $328,572,552

8.   Purchase price (net of fees and expenses):  $42.00

9.   Initial public offering price:  $42.00

10.  Commission, spread or profit:   %           $1.26

11.  Have the following conditions been satisfied?               YES    NO

     a. The securities are part of an issue registered
	under the Securities Act of 1933 which is being
	offered to the public or are "municipal securities"
	as defined in Section 3(a)(29) of the Securities
	Exchange Act of 1934.                                     X     ___

     b.  The securities were purchased  prior to the end
	 of the end first full  business day of the offering
	 at not more than the initial offering price (or, if
	 a rights offering, the securities were purchased on
	 or before the fourth day preceding the day on which
	 the offering terminated.                                 X     ___

      c. The underwriting was a firm commitment
	 underwriting.                                            X     ___

      d. The commission, spread or profit was reasonable
	 and fair in relation to that being received by others
	 for underwriting similar securities during the same
	 period.                                                  X     ___

      e. (1)  If securities are registered under the Securities
	 Act of 1933, the issuer of the securities and its
	 predecessor have been in continuous operation for not
	 less than three years.                                   X     ___
	 (2) If securities are municipal securities, the issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.N/A___

      f. The amount of such securities purchased by all of the
	 investment companies advised by Mitchell Hutchins did
	 not exceed 4% of the principal amount of the offering
	 or $500,000 in principal amount, whichever is greater,
	 provided that in no event did such amount exceed 10% of
	 the principal amount of the offering.                    X     ___

      g. The purchase price was less than 3% of the Fund's
	 total assets.                                            X     ___

      h. No Affiliated Underwriter was a direct or indirect
	 participant in or beneficiary of the sale or, with
	 respect to municipal securities, no purchases were
	 designated as group sales or otherwise allocated to
	 the account of any Affiliated Underwriter.               X     ___

Approved: Ellen R. Harris                    Date:   2/6/97

FORM 10f-3      FUND:  PW Growth

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1. Issuer:  Four Media

2. Date of Purchase:  2/7/97

3. Date offering commenced:  2/7/97

4. Underwriters from whom purchased:  Furman Selz

5. "Affiliated Underwriter" managing or participating in syndicate: PaineWebber

6. Aggregate principal amount of purchase:  $1,850,000

7. Aggregate principal amount of offering:  $50,000,000

8. Purchase price (net of fees and expenses):  $10

9. Initial public offering price:  $10


10.Commission, spread or profit:   %           $0.42

11.Have the following conditions been satisfied?             YES     NO

   a.   The securities are part of an issue registered
	under the Securities Act of 1933 which is being
	offered to the public or are "municipal securities"
	as defined in Section 3(a)(29) of the Securities
	Exchange Act of 1934.                                 X      ___

   b.   The securities were purchased  prior to the end
	of the end first full business day of the offering
	at not more than the initial offering price
	(or, if a rights offering, the securities were
	purchased on or before the fourth day preceding the
	day on which the offering terminated.                 X      ___

    c.  The underwriting was a firm commitment underwriting.  X      ___

    d.  The commission, spread or profit was reasonable and
	fair in relation to that being received by others
	for underwriting similar securities during the same
	period.                                               X      ___

    e.  (1)  If securities are registered under the
	Securities Act of 1933, the issuer of the securities
	and its predecessor have been in continuous operation
	for not less than three years.                        X      ___

	(2)  If securities are municipal securities,
	the issue of securities has received an investment
	grade rating from a nationally recognized statistical
	rating organization or, if the issuer or entity
	supplying the revenues from which the issue is to be
	paid shall have been in continuous operation for less
	than three years (including any predecessor), the
	issue has received one of the three  highest ratings
	from at least one such rating organization.           X      ___

    f.  The amount of such securities purchased by all of
	the investment companies advised by Mitchell Hutchins
	did not exceed 4% of the principal amount of the
	offering or $500,000 in principal amount, whichever
	is greater, provided that in no event did such amount
	exceed 10% of the principal amount of the offering.   X      ___

    g.  The purchase price was less than 3% of the Fund's
	total assets.                                         X      ___

    h.  No Affiliated Underwriter was a direct or indirect
	participant in or beneficiary of the sale or, with
	respect to municipal securities, no purchases were
	designated as group sales or otherwise allocated to
	the account of any Affiliated Underwriter.            X      ___

	Approved: Ellen R. Harris                    Date:   2/7/97